UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2008 (February 26, 2008)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 26, 2008, the Board of Directors of Analysts International Corporation (the “Company”) approved the amendment and extension of the Company’s existing shareholder rights plan, dated as of February 27, 2008 (the “Amended Agreement”).  The Amended Agreement, like the existing agreement, is intended to deter coercive or abusive tender offers and market accumulations.  The Amended Agreement encourages an acquiror to negotiate with the Company’s Board of Directors and enhances the Board’s ability to act in the best interests of all the Company’s shareholders.

The Amended Agreement extends the final expiration date of the common share purchase rights issued under the plan to February 27, 2018 and reduced the exercise price of the rights from $160 to $15.  The Amended Agreement also changes the name of the Rights Agent to recognize its successor.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which has been filed as Exhibit 4.1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on February 27, 2008 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

       (c) Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Rights Agreement (the “Restated Rights Agreement”), dated as of February 27, 2008 between Analysts International Corporation and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8A filed with the Securities and Exchange Commission on February 27, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 27, 2008	ANALYSTS INTERNATIONAL CORPORATION

/s/ Robert E. Woods
Robert E. Woods
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Rights Agreement (the “Restated Rights Agreement”), dated as of February 27, 2008 between Analysts International Corporation and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8A filed with the Securities and Exchange Commission on February 27, 2008)